Exhibit 1

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28202
Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo”) (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MoneyGram International, Inc., a Delaware corporation (the “Company”), and the shareholders of the Company named in Schedule I of the Underwriting Agreement (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of the Shares (as defined in the Underwriting Agreement).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, Goldman Sachs and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or (b) distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners, stockholders or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, and no other public filing or report regarding such transfers shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence and (iii) any such transfer or distribution shall not involve a disposition for value, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, Goldman Sachs and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock in violation with the foregoing restrictions.

Notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may (1) exercise an option or warrant, or convert a share of Series D Preferred Stock, outstanding on the date of this letter agreement and disclosed in the Time of Sale Prospectus of which the Underwriters have been advised in writing; provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement, and (2) transfer the Shares to the Underwriters pursuant to the Underwriting Agreement.

Furthermore, during the restricted period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If:

(1)           during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  At the end of the initial restricted period, the Representative shall advise the Selling Shareholders if an extension of the initial restricted period has occurred for purposes of this letter agreement.

In the event that any shares of Common Stock held by any of the Selling Shareholders, other than the undersigned, that are subject to a lock-up agreement related to the proposed Public Offering are released from the restrictions set forth therein, the undersigned shall be entitled to a proportionate release from this letter agreement (with such proportion being determined by dividing the number of shares of Common Stock being released with respect to such person and its affiliates by the total number of issued and outstanding shares held by such person and its affiliates), and the Company shall notify the undersigned of such release concurrently with notification to such other released party or parties.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates may engage in brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business; provided, however. that the undersigned agrees that the Common Stock currently owned by it shall be subject to this letter agreement.

This letter agreement shall automatically terminate and be of no further force and effect if (i) the Representatives, on behalf of the Underwriters, advise the Company and the Selling Shareholders, or the Company advises the Representatives and the Selling Shareholders, in writing, prior to the execution of the Underwriting Agreement, that they will not proceed with the Public Offering, or the Selling Shareholders advise the Representatives and the Company, in writing, prior to the execution of the Underwriting Agreement, that none of them will proceed with participation in the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters or (iii) the Underwriting Agreement has not been executed by the Company, the Selling Shareholders and the Representatives by December 31, 2011.